UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM  8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2001

ENBRIDGE ENERGY PARTNERS, L.P.

Formerly Lakehead Pipe Line Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-59597	39–1715851
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1100 Louisiana St., 29th Floor, Houston TX 77002

(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code:  (713) 653–6710

Item 5.      Other Events

Enbridge Energy Partners, L.P. announced that on October  25, 2001, it had signed a definitive purchase agreement to acquire natural gas gathering, treating, processing and transmission assets in east Texas (the “East Texas System”) from Koch Midstream Services Company, LLC for cash of $230.5 million.  A copy of the press release announcing the agreement is attached here to as Exhibit 99.1 and incorporated herein by reference.

Item 7.      Financial Statements and Exhibits

(c)                Exhibits

No.                          Description

99.1                         Press Release of Enbridge Energy Partners, L.P. dated October 25, 2001.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(registrant)

By:	Enbridge Energy Company, Inc.
as General Partner

/s/ J.L. Balko
J. L. Balko
Chief Accountant
(Principal Financial and Accounting Officer)

Date: November 1, 2001